SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:


|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                K2 DIGITAL, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            -------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:
            -------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            -------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
            -------------------------------------------------------------------

      (5)   Total fee paid:
            -------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
            -------------------------------------------------------------------

     (2)    Form, Schedule or Registration Statement No.:
            -------------------------------------------------------------------

     (3)    Filing Party:
            -------------------------------------------------------------------

     (4)    Date Filed:
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                                      -2-

                                K2 DIGITAL, INC.
                          500 FIFTH AVENUE, SUITE 1650
                               NEW YORK, NY 10110
                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE __, 2007
                            ------------------------

To the Stockholders of
K2 DIGITAL, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of K2 Digital, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. (Eastern Standard Time) on June 29, 2007, at the offices of counsel to the Company, Law Offices of Thomas G. Amon, 500 Fifth Avenue, Suite 1650, New York, New York 10110 to consider and vote upon:

     (a) the merger (the "Merger") of the Company with New Century Structures, Inc. ("NCSI");

     (b) the issuance of K2 common stock in connection with the merger (each NCSI shareholder to receive .720 shares of K2 common stock in exchange for each share of NCSI stock they own;

     (c)      1x10 reverse stock split of the Company's shares;

     (d) the changing of the Company's name to Accelerated Building Concepts Corporation on the Effective Date of the Merger; and

     (e)      any other business that may properly come before the Special
              Meeting.

     THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON MAY 15, 2007 AS THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED TO RECEIVE NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. STOCK TRANSFER BOOKS WILL NOT BE CLOSED.

     To assure representation of your shares, YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the Special Meeting, you must obtain and bring to the Special Meeting a letter from the broker, bank, or other nominee confirming you beneficial ownership of the shares.

     The attached proxy statement provides you with detailed information about the matters on which you are being asked to vote. We encourage you to read the entire document carefully.

                               By Order of the Board of Directors

                                     /s/ GARY W. BROWN
                                     -------------------------------------
                                         Gary W. Brown,
                                         Secretary
New York, New York
June __, 2007

                                K2 DIGITAL, INC.
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                         SPECIAL MEETING OF STOCKHOLDERS


     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of K2 Digital, Inc. ("K2" or the "Company") in connection with the Special Meeting of the Stockholders of the Company. All proxies in the accompanying form, which are properly executed and duly returned, will be voted at the Special Meeting, to be held on June 29, 2007 at 10:00 a.m. at the offices of counsel to the Company, Law Offices of Thomas G. Amon, 500 Fifth Avenue, Suite 1650, New York, New York 10110, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Company's mailing address is 500 Fifth Avenue, Suite 1650, New York, New York 10110, except as otherwise noted.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June ___, 2007.

            INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

PURPOSES OF SPECIAL MEETING

     The purposes of the Special Meeting are to consider and vote upon:

     (a)      the merger of the Company with New Century Structures, Inc.
              ("NCSI");

     (b) the issuance of K2 common stock in connection with the merger (each NCSI shareholder to receive .720 shares of K2 common stock in exchange for each share of NCSI stock they own;

     (c)      1x10 reverse stock split of the Company's shares;

     (d) changing the Company's name to Accelerated Building Concepts Corporation on the Effective Date of the Merger; and

     (d)      Any other business that may properly come before the Special
              Meeting.

RECORD DATE AND SHARES OUTSTANDING

     Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on May 15, 2007, will be entitled to notice of and to vote at the Special Meeting. On that date there were issued and outstanding 4,987,669 shares of common stock (not including treasury shares) and one million convertible preferred shares. Each outstanding share of common stock is entitled to one vote on all matters to come before the Special Meeting and each share of preferred stock is entitled to 1.5 votes per share. As of December 31, 2006, officers and directors of the Company beneficially held an aggregate of 1,830,685 shares of common stock (not including currently exercisable options to purchase shares of common stock), or approximately 28% of the total outstanding shares of common stock entitled to vote at the Special Meeting.

REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy originally filed,(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person(although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to the Company at 500 Fifth Avenue, Suite 1650, New York, New York 10110, Attention Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Special Meeting.

VOTING AND SOLICITATION

     Stockholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board before the Special Meeting to serve as inspector of election at the Special Meeting and who has executed and verified an oath of office. In the absence of specific instructions to the contrary, properly executed proxies will be voted for:

     -  The Merger with NCSI.

     - The 1x10 reverse stock split.

     - The issuance of the shares of the NCSI shareholders in connection with the merger.

     - The changing of the Company's name to: Accelerated Building Concepts Corporation.

     No business other than that set forth in the accompanying Notice of Special Meeting of Stockholders is expected to come before the Special Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as recommended by the Board of Directors (the "Board").

     The Company is soliciting proxies and the cost of soliciting such proxies will be borne by the Company. In addition to the use of traditional mailings, officers, directors and regular employees of the Company may solicit proxies personally or by telephone, electronic mail or facsimile transmission. The Company also intends to request that brokerage houses, banks, custodians, nominees and fiduciaries forward soliciting material to the beneficial owners of common stock held of record by such persons, and will reimburse such persons for their reasonable expenses in forwarding such material.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

       The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Assuming a quorum is present, the affirmative vote of a majority of the total shares of the Company's common stock represented in person or by proxy at the Special Meeting is required for approval of the Merger with NCSI, the issuance of shares in connection therewith, the 1x10 reverse stock split and the change of the Company's name effective on the Effective Date of the Merger.

         Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Special Meeting for quorum purposes. An abstention will have the same effect as a negative vote. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

SUMMARY TERM SHEET.....................................................

QUESTIONS AND ANSWERS ABOUT THE MERGER.................................

THE COMPANIES..........................................................
         K2 Digital, Inc...............................................
         New Century Structures, Inc...................................
THE REVERSE STOCK SPLIT................................................
         Certificate of Amendment......................................
         Exchange Of Stock Certificates................................
THE MERGER.............................................................
         Accounting Treatment of the Merger............................
         Regulatory Approvals..........................................

ISSUANCE OF K2 STOCK...................................................

NAME CHANGE............................................................

STOCKHOLDER APPROVAL...................................................
         Dilution......................................................
         Appraisal Rights..............................................
         Tax Consequences..............................................
         Reasons for the Reverse Stock Split...........................
         Recommendations of K2's Board of Directors....................

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF K2 IN THE
MERGER.................................................................

MARKET FOR K2'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..........

DIRECTORS AND OFFICERS.................................................

         Background....................................................
         Director Compensation.........................................
         Executive Compensation........................................
         Option Grants in Fiscal 2006..................................
         Option Exercises and Year-End Option Value Table..............
         Filing Requirements...........................................

BENEFICIAL OWNERSHIP...................................................

CHANGE IN CONTROL OF K2................................................

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS..................................................
         Overview......................................................
         Results of Operations - K2 Digital............................
         Results ofOperations - NCSI...................................
         ContinuingOperations, Liquidity and Capital Resources - K2....
         Liquidity and Capital Resources; Plan of Operation - NCSI.....
         Factors Affecting Operating Results and Market
         Price of Stock................................................
         New Century Structures, Inc. Financial Statements.............

WHERE YOU CAN FIND MORE INFORMATION....................................

ANNEXES................................................................

     A - Section 262 of the Delaware General Corporation Law...........

     B - Amendment to Certificate of Incorporation of K2

                               SUMMARY TERM SHEET

         This summary highlights selected information from this Proxy Statement and Notice of Meeting (hereinafter referred to as the "Proxy Statement") and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including all annexes, and the documents to which we have referred you. See "Where You Can Find More Information" on page ___. This Proxy Statement is being furnished by the Board of Directors of K2 Digital, Inc. and is first being sent to the stockholders of K2 Digital, Inc. on June ___, 2007.

The Proposed Transaction (See Page __)
------------------------

         In the merger, K2 will acquire NCSI by means of a triangular merger (the "Merger") pursuant to which K2 Acquisition Corp. ("Merger Sub") will merge with and into NCSI.

What You Will Be Entitled to Receive in the Merger (See Page ___)
---------------------------------------------------

         NCSI's Shareholders will exchange their respective shares of common stock, no par value per share, of NCSI (the "NCSI Common Stock") for shares of K2 Common Stock. Each share of NCSI's Common Stock will be converted into the right to receive approximately .720 share of K2 Common Stock. The conversion ratio is after giving effect to the Reverse Stock Split. Pursuant to the Merger Agreement, the aggregate number of shares of K2 Common Stock issuable to NCSI's Shareholders by virtue of the Merger as of the date of the Merger Agreement will equal approximately eighty-seven percent (87%) of the issued and outstanding K2 Common Stock.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and NCSI will continue as the surviving corporation.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, K2's current stockholders will own an aggregate of approximately 498,270 shares of K2 Common Stock or approximately 10% of the outstanding voting securities of K2, and NCSI Shareholders will own an aggregate of approximately 4,334,429 shares of K2 Common Stock or approximately 87% of the outstanding voting securities of K2. The Series A Preferred shares of K2, which will be converted into Common Stock at the Closing of the Merger, will own approximately 3% of the post-merged Company. K2 Common Stock does not have preemptive rights and there is no cumulative voting. Each share of K2 Common Stock is entitled to one vote.

Background of the Merger (see page ___)
------------------------

         In the fall of 2001, our board of directors formed a special committee to explore our strategic and other alternatives for enhancing shareholder value. Chaired by Gary Brown, the exploratory committee was comprised entirely of directors with no interest in a possible sale of the Company different than those of the unaffiliated stockholders generally and recommended that K2 explore its strategic alternatives to enhance stockholder value, including a potential sale transaction.

         At the direction of the board of directors, Mr. Brown negotiated the terms of the merger with the assistance of outside financial and legal advisors. The merger agreement has been approved by the unanimous vote of all directors voting on the matter, a majority of whom have no interest in the completion of the merger different from the interests of our unaffiliated stockholders generally.

Interest of Our Directors and Executive Officers in the Merger (see page __)
---------------------------------------------------------------

           When considering the recommendation of our board of director with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to your interests as a K2 stockholder, which may create potential conflicts of interest. These interests include

o Each of our current directors will continue in their current positions with the Company following the merger, although it is expected that they will resign these positions shortly after the closing.

o After the merger, the surviving corporation will continue indemnification arrangements of our present and former directors and officers.

o Each of our current directors will continue to own options to purchase shares of the Company's common stock (adjusted for the Reverse Stock Split).

Recommendation of Our Board of Directors (see page __)
----------------------------------------

         Our board of directors, by a unanimous vote of all directors voting on the matter, has determined that the merger is fair and in the best interest of K2's stockholders.

         Our board of directors considered several factors in making this determination. Due to the variety of factors considered, the board of directors did not assign relative weights to these factors or determine that any factor was of particular importance. The board reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger and the Company's alternatives.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders (see page ___)
--------------------------------------------------------------------

         K2 believes that the Reverse Stock Split will not constitute a taxable transaction for U.S. federal income tax purposes to holders of common stock and there will be no tax impact to such holders.
Appraisal Rights (see page ___)
----------------

         Stockholders who do not approve of the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than, or the same as, the merger.

In order to assert such rights:

     o You must make and deliver to K2 a written demand for judicial appraisal in compliance with Delaware law before the vote on the merger agreement; and

     o You must hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

         Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law.

The Special Meeting (See page __)
-------------------

         The Special Meeting of Stockholders will be held on June 29, 2007, at 10:00 A.M. Eastern Daylight Time, at the offices of K2 Digital, Inc.'s counsel, 500 Fifth Avenue, Suite 1650, New York, New York 10110. Stockholders of record as of May 15, 2007 will be entitled to vote on all proposals to come before the meeting although such votes or proxies are not being solicited by management. Representatives of Rothstein, Kass & Company, P.C., K2's auditors are not expected to attend the meeting. Shareholders owning approximately 51% (present directors and the holders of the Preferred Stock) of the issued and outstanding shares of K2 common stock have advised management that they will vote in favor of the merger.

The Merger Agreement (See page __)
--------------------

         As a condition to the Merger, K2 is required to implement a 1 for 10 reverse split (the "Reverse Stock Split") of the common stock, par value $.01 per shares, of K2 ("K2 Common Stock"), thereby reducing its outstanding shares of K2 Common Stock from 4,987,699 shares to approximately 498,270 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share. The Board of K2 determined that the exchange ratio was reasonable in the circumstances, after taking into account the relative value of K2 and NCSI over the next eighteen months. This analysis included a determination that K2 had no business prospects and that NCSI's business plan, if executed, could bring significant shareholder value to K2's stockholders. The implementation of the Reverse Stock Split is subject to the approval of the stockholders of K2. The Board of Directors of K2 has approved the Reverse Stock Split and shareholders of K2 owning approximately 51% (present directors and the holders of the Preferred Stock) of K2's outstanding shares have indicated they will vote in favor of the reverse stock split and the Merger.

Information About the Participants (See page__)
----------------------------------

         K2 Digital, Inc. ("K2") was a professional services company, which, until August 2001 when it sold substantially all of its assets, specialized in business consulting development and design related to digital communications. K2 provided comprehensive, integrated digital professional service, including strategic consulting, design and development of digital channels, online quantitive and usability research, and online marketing. K2 offered digital consulting and development services including strategic planning, systems design, creative design, implementation, and performance metrics and analysis.

         New Century Structures, Inc. provides architectural/engineering, manufacturing, and construction services for modular facilities utilizing concrete and structural insulated panels (SIPs) for use in commercial, educational and municipalities in the State of Florida. The Company utilizes processes that meet the scrutiny for classrooms as well as several government agencies including NASA and The Smithsonian.


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT WILL NCSI AND K2 SHAREHOLDERS RECEIVE IN THE MERGER?

A: If the merger is completed, NCSI's shareholders will receive a total of 4,334,429 shares of common stock of K2 representing an approximate 87% ownership of the merged company and K2's common and preferred shareholders will own approximately 13% of the merged company.

Q:       WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger by the end of June 2007, but neither K2 nor NCSI can predict the exact timing of the closing.

Q:       WHO MUST APPROVE THE MERGER?

A: In addition to the approvals of the boards of directors of K2 and NCSI and NCSI's stockholders, which have already been obtained, K2's stockholders must approve the merger, the reverse stock split, and issuance of K2 common stock in connection with the merger and name change. Stockholders owning 51% of the outstanding K2 common and preferred shares have already indicated that they will vote in favor of these items.

Q: WHAT VOTE OF K2 STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER AND THE ISSUANCE OF K2 COMMON STOCK IN THE MERGER?

A: The affirmative vote of the holders of at least a majority of the outstanding shares of K2 common stock.

Q:       DOES THE BOARD OF DIRECTORS OF K2 RECOMMEND APPROVAL OF THE PROPOSALS?

A:       Yes.

Q: HAVE THE DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES OF K2 AGREED TO APPROVE THE MERGER?

A: Yes, those individuals, owning approximately 51% of the outstanding shares of K2 have indicated they intend to vote in favor of the merger.

Q:       WHAT DO I NEED TO DO NOW?

A: K2 urges you to carefully read this Proxy Statement, including its annexes; and to consider how the merger will affect you as stockholder. You also may want to review the documents referenced under "Where You Can Find More Information."

Q:       DO I HAVE ANY RIGHTS IF I DISAGREE WITH THE MERGER?

A: You may have "appraisal rights". See the Section "Stockholder Approval Appraisal Rights" in this Information Statement for a description of these rights.

Q:       HOW WILL VOTES BE CAST?

A: It is expected that those shareholders who have indicated that they intend to vote in favor of the merger, will execute a consent at the special meeting to be held on June 29, 2007. Any other shareholder wishing to vote at the meeting may do so by submitting a proxy in the form attached or voting in person.

                                  THE COMPANIES

K2 DIGITAL, INC.

         K2 was founded in 1993 as a general partnership and initially operated a traditional graphic design business. In August 1994, K2 shifted its principal business to website design and creation. Thereafter, K2 incorporated as a Delaware corporation on January 1, 1996. After K2's initial public offering on July 26, 1996, K2 began to develop its business as a full-service digital professional services company. K2 has historically provided consulting and development services including analysis, planning, systems design, creation and implementation. In November 2000, K2 changed its name from K2 Design, Inc. to K2 Digital, Inc. As discussed below, K2 effectively ceased its operations in August 2001.

         K2's offices are located at 500 Fifth Avenue, Suite 1650, New York, New York 10110 and its telephone number is (212) 810-2430.

Discontinued Operations; Disposition of Assets

         On May 15, 2001, K2 entered into a non-binding letter of intent with SGI Graphics LLC, a Delaware limited liability company ("SGI") pursuant to which SGI expressed its interest in purchasing shares of common stock of K2 that would have represented fifty-one percent (51%) of the issued and outstanding capital stock of K2 on a fully diluted basis. At the time of the execution of the letter of intent, K2 borrowed $250,000 from an affiliate of SGI, for working capital purposes; the borrowing was secured by a first priority security interest in all of the assets of K2. K2 and SGI were ultimately not able to agree on the definitive terms of the transaction and, in July 2001, K2 and SGI terminated negotiations and the letter of intent.

         On August 29, 2001, K2 sold certain of its fixed and intangible assets to Integrated Information Systems, Inc., a Delaware corporation ("IIS"), including certain of K2's customer contracts, furniture, fixtures, equipment and intellectual property, for an aggregate purchase price of $444,000, of which $419,000 was paid in cash and $25,000 of capital lease obligations were assumed by IIS.

         Under the terms of the purchase agreement governing the transaction (the "Purchase Agreement"), IIS assumed K2's office lease obligations, took up occupancy in K2's premises and made offers of employment to substantially all of the remaining employees of K2, which offers have been accepted.

         In addition to the purchase price and as consideration of K2's release of certain employees from the non-competition restrictions contained in their agreements with K2, K2 received from IIS at closing a recruitment and placement fee of $75,000. In addition, the Purchase Agreement provided for K2 to receive from IIS an additional placement fee of $7,500 per key employee and $2,500 per other employee that remained employed by IIS through December 31, 2001. This additional contingent placement fee was to be paid by IIS in cash in five monthly installments beginning August 31, 2001, pro rated monthly for the number of employees retained. As of December 31, 2001, $31,000 of these contingent fees had been paid to K2 and $36,500 due to K2 remained unpaid by IIS (which was fully reserved for at December 31, 2001). In October 2002, the Company received approximately $9,000 from IIS as a final payment pursuant to a June 2002 settlement agreement pertaining to the unpaid balance.

         Under the Purchase Agreement, K2 also received from IIS a cash fee of $50,000 in return for entering into certain non-competition provisions contained in the Purchase Agreement, which provide that K2 will not, for a period of five years from the closing of the Purchase Agreement, (i) engage in any business of substantially the same character as the business engaged in by K2 prior to the transaction, (ii) solicit for employment any employee of IIS (including former employees of K2), or (iii) solicit any client or customer of IIS (including any customer transferred to IIS under the Purchase Agreement) to do business with K2.

         Accordingly, the aggregate cash consideration delivered to K2 at closing was $544,000, of which approximately $258,000 was paid directly to an affiliate of SGI, K2's principal secured creditor, in order to release SGI's security interest in the assets of K2.

         Subsequent to the sale of assets to IIS, K2 effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. K2 does not have any ongoing business operations or any remaining revenue sources beyond those few remaining receivables not purchased by IIS and not yet collected by K2. Accordingly, K2's remaining operations will be limited to either the sale of K2 or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2. The proceeds from the sale of assets may not be sufficient to repay substantially all remaining liabilities of K2. K2 has entered into negotiations with certain creditors to settle specific obligations for amounts less than reflected in K2's financial statements. If these negotiations are unsuccessful, there will not be sufficient cash to repay all of the obligations of K2.

NEW CENTURY STRUCTURES, INC.

         NCSI is a well-respected firm in the State of Florida specializing in the architectural and engineering, the manufacturing and the complete construction process for modular facilities utilizing concrete and structural insulated panels (SIPs). Historically, and with current contracts in place, NCSI is an approved and is sought after by school districts within the State of Florida, the federal government (i.e. NASA) and other informed customers for its products. NCSI continues to be the vendor of choice for school districts (most recently Osceola County, FL) after the intense scrutiny on all vendors and their products to meet and exceed the requirements established by the State of Florida. Additionally, the strict requirements instituted by NASA due to the proximity of the structures to the launch pads and landing strip for the space shuttle flights, NCSI continues to meet all standards. With projected expansion and the intensified marketing efforts of 2006, NCSI's management is projecting significant growth in 2007 and 2008.

         The Company provides architectural/engineering, manufacturing, and construction services for modular facilities utilizing concrete and structural insulated panels (SIPs) for use in commercial, educational and municipalities, and residential developments.

The Company's Product

         New Century Structures, Inc. designs, manufacturers, and develops concrete and SIP modular structures and has successfully engaged in projects that have provided success over the past several years developing building components that:

            o Can be provided in multiple configurations and types, creating buildings of various types, medical centers, office buildings, one-story or two-story, classrooms, and as many variations as the Client needs and dictates
            o     Exceeds minimum ASHRAE Indoor Quality Standards
            o     A truly relocatable building, if so desired
            o     Exterior compatibility with the site and existing buildings
            o     Attractive leasing options
            o     One unit or entire building or complex
            o Have solved previous conception and perception problems of modular construction
            o Design, fabricate and install with a one-stop single source of responsibility firm - minimizing a Client's coordination and communication efforts between a multitude of professionals and vendors

Product and Service Description

         Products

            o     Concrete Modular Facilities
            o     Structural Insulated Panels Modular Facilities

         Services

            o     Engineering Review and Analysis
            o     Architectural Design
            o     Installation and 'shipping

         In addition to providing modular facilities, NCSI offers leasing opportunities through it working relationships with Sun Trust Bank, BayStone, Avante Holding Group, Inc., and The Hamilton Group. NCSI provides services in the form of architectural design, engineering review, and project development. These services are billed based upon projected man hours required and vary according to project. When considering multiple purchases of modular components, NCSI may provide architectural and engineering services as part of the manufacturing cost.

                             THE REVERSE STOCK SPLIT

         As a condition to the Merger, to be discussed below, K2 is required to implement a 1 for 10 reverse split of K2 Common Stock (the "Reverse Stock Split"), thereby reducing its outstanding shares of Common Stock from 4,982,699 shares to approximately 498,270 shares. In the Reverse Stock Split, fractional shares will be rounded up to the nearest whole share.

         Pursuant to the Reverse Stock Split, each holder of K2 Common Stock immediately prior to the effectiveness of the Reverse Stock Split will receive one share of new common stock, par value $.01 per share, for every 10 shares of common stock then held.

         No fractional shares of new common stock will be issued in connection with the Reverse Stock Split. Instead, in calculating the number of shares to which a holder is entitled, K2 will round up to the next whole number. Thus, holders of common stock who would otherwise be entitled to receive a fractional share of new common stock because they hold a number of shares of common stock not evenly divisible by three will receive a full share for such fractional share.

CERTIFICATE OF AMENDMENT

         The Reverse Stock Split will become effective only upon the filing of a certificate of amendment to the certificate of incorporation of K2 with the Delaware Secretary of State. If the Reverse Stock Split is approved by the K2 stockholders, the Board of Directors intends immediately to file the certificate of amendment with the Delaware Secretary of State. Upon the effectiveness of the proposed amendment, Article Fourth of K2's restated certificate of incorporation would include an additional paragraph reading substantially as follows:

              "(8) The Corporation hereby declares that each 10 of the outstanding shares of the Corporation's Common Stock, par value $.01 per share, as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock, par value $.01 per share. No fractional shares shall be issued upon such conversion and reconstitution. Instead the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share."

         Upon effectiveness of the certificate of amendment, the Reverse Stock Split will occur without any further action on the part of stockholders. The Reverse Stock Split will occur without regard to the dates on which stock certificates are physically surrendered in exchange for certificates representing shares of new common stock that shareholders are entitled to receive as a consequence of the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the effectiveness of the Reverse Stock Split, transmittal letters will be mailed to each record holder of K2 Common Stock on the date of such effectiveness. The transmittal letters will be used in forwarding existing stock certificates for surrender and exchange for new certificates representing the number of shares of new common stock that stockholders are entitled to receive as a result of the Reverse Stock Split. The transmittal letters will be accompanied by instructions specifying other details of the exchange. Stockholders should not send in their certificates until they receive a transmittal letter.

         After the effectiveness of the Reverse Stock Split, each certificate representing shares of existing common stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of new common stock into which the shares evidenced by such certificate have been converted.

         With the exception of the number of issued and outstanding shares, the rights and preferences of our common stock prior and subsequent to the Reverse Stock Split will remain the same.

                                   THE MERGER

Background of the Merger
------------------------

         In August 2001, K2 effectively ceased operations and commenced a process of liquidating assets, collecting accounts receivable and paying creditors. These activities were supervised by the Board of Directors and its President, Gary Brown.

         In the Fall of 2006, Mr. Brown was approached by representatives of NCSI including Mr. Michael Hawkins and Mr. Joe Sorci to determine whether the Company would be interested in exploring a merger transaction. These discussions were conducted in person in New York and on the telephone. The discussions culminated with the approval by K2's Board of a merger in December 2006 and the preparation of a merger agreement by the Company's professional advisors. This Agreement was executed on April 27, 2007.

        On April 27, 2007, K2 entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among NCSI, a Florida corporation and the shareholders of NCSI and K2 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of K2 ("Merger Sub"). In anticipation of the merger, the K2 formed the Merger Sub. Under the terms of the Merger Agreement, K2 intends to acquire NCSI by means of a triangular merger ("the Merger"), pursuant to which the Merger Sub will merge with and into NCSI in a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986.

         After the effective date of the Merger, the Merger Sub will cease its separate legal existence and NCSI will continue as the surviving corporation. For more detailed information see the Agreement and Plan of Merger which is incorporated by reference to K2's current report on Form 8-K, filed on April 27, 2007, and may be located at www.sec.gov/Archives/edgar/data/1009624/ 000095012302000445/0000950123-02-000445.txt.

         Upon consummation of the transactions contemplated by the Merger Agreement and the Reverse Stock Split, K2's current stockholders will own an aggregate of approximately 498,270 shares of common stock, par value $.01 per share of K2 (the "K2 Common Stock"), or approximately 10% of the outstanding voting securities of K2, and NCSI shareholders will own an aggregate of approximately 4,334,429 shares of K2 Common Stock or approximately 87% of the outstanding voting securities of K2 and K2's current preferred stockholders will own 150,000 shares of common stock or approximately 3% of the outstanding securities of K2.

ACCOUNTING TREATMENT OF THE MERGER

         In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," K2 will use the purchase method of accounting for a business combination to account for the Merger, as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of NCSI business, including intangible assets, will be recorded at their respective fair values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of NCSI's business will be included in K2's financial statements prospectively as of the completion of the Merger.

REGULATORY APPROVALS

         Other than filings with the Securities and Exchange Commission, the filing of the certificate of amendment of the certificate of incorporation of K2 effecting the Reverse Stock Split and the filing of a certificate of merger with the Florida and Delaware Secretaries of State, K2 and NCSI are not aware of any regulatory approvals that are required to be obtained in connection with the merger.

                              ISSUANCE OF K2 STOCK

         In connection with the Merger, NCSI's shareholders will exchange their shares of common stock, no par value per share, of NCSI (the "NCSI Common Stock") for shares of K2 Common Stock. Each share of NCSI Common Stock will be converted into the right to receive .720 share of K2 Common Stock. The conversion ratio is after giving effect to the Reverse Stock Split. Pursuant to the Merger Agreement, the aggregate number of shares of K2 Common Stock issuable to NCSI shareholders by virtue of the Merger as of the date of the Merger Agreement will be 4,334,429 shares, equal to approximately eighty-seven percent (87%) of the issued and outstanding K2 Common Stock.

         The exchange ratio for the merger was determined by the Board's of NCSI and K2 to fairly represent the relative values of the companies, pre merger and post merger, including their business plans, financial resources and personal commitments. Since K2 is essentially out of business, and NCSI has a history of losses, the determination necessarily involved subjective judgments and estimates, which may or may not prove to be accurate.

                                   NAME CHANGE

            The Board of Directors has authorized the change in the Company's name to Accelerated Building Concepts Corporation effective on the Effective Date of the Merger. The name change is a condition to The Merger Transaction. Moreover, in the judgment of the Board of Directors, the change of the Company's name is desirable to more correctly reflect the business operations of the Company after its acquisition of NCSI the Company's wholly-owned subsidiary.

            As of May 15, 2007, the Board of Directors authorized a change in the name of the Company to NCSI to be effected by an amendment to Paragraph First of the Company's Amended Certificate of Incorporation subject to shareholder approval. A form of Certificate of Amendment to the Amended Certificate of Incorporation of the Company is attached to this Proxy Statement as Annex B.

         The approval of an amendment to the Amended Certificate of Incorporation to change the Company's name requires the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote.

                              STOCKHOLDER APPROVAL

         K2 stockholder approval of the Merger, Reverse Stock Split and issuance of K2 Common Stock in connection with the Merger is required under Delaware law. The affirmative vote of the holders of at least a majority of the shares of K2 Common Stock is required to approve i) the Reverse Stock Split, ii) the Merger and iii) the issuance of K2 Common Stock in connection with the Merger. All the Officers and Directors and the Preferred Stockholder of K2 have indicated that they will vote their K2 shares in favor of the merger, such shares constitute 53% of the shares issued and outstanding.

         Any K2 stockholder may abstain from voting on the proposals to approve
i) the Reverse Stock Split, ii) the Merger and iii) the issuance of K2 Common Stock in connection with the Merger. However, the required vote to approve these proposals is based on the number of shares voting at the Meeting of Stockholders rather than outstanding shares and therefore abstentions will have no effect on the outcome of the proposal. A vote in favor of the Merger will include approval of the election of new directors of the post-merged entity.

DILUTION

         The Reverse Stock Split will not alter any stockholder's percentage interest in K2's equity, except to the extent that the Reverse Stock Split results in any of K2's stockholders owning a fractional share. In lieu of issuing fractional shares, K2 will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of effecting the Reverse Stock Split a whole share of K2 Common Stock. Additionally a result of the Reverse Stock Split will be that the number of shares of K2 Common Stock outstanding will be reduced from 4,982,699 to 498,270 and K2's stated capital will be reduced by approximately $48,600 and its additional paid-in capital will be increased by the same amount.

         In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of K2 Common Stock will entitle such holders to receive, upon exercise of their options, approximately one-tenth of the number of shares of K2 Common Stock, which such holders may purchase upon exercise of their options. Also, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased approximately tenfold.

         The cumulative effect of the Merger and the Reverse Stock Split will result in dilution to existing stockholders. Prior to the Merger and the Reverse Stock Split such common and preferred stockholders will hold 4,982,699 and 1,500,000 (on an as converted basis) shares, respectively, shares, representing 100% ownership of K2. Following the Merger and the Reverse Stock Split such shares will represent approximately 13% ownership of K2.

APPRAISAL RIGHTS

         In connection with the consummation of the Merger all stockholders of K2 Common Stock as of the effective time of the Merger will have certain rights under the Delaware General Corporation Law (the "DGCL") to dissent and demand appraisal of and to receive payment in cash of the fair value of their K2 Common Stock. This right relates to the merger proposal only, and not to any other matter being voted upon at the meeting. If the statutory procedures are complied with, such rights could lead to a judicial determination of the fair value required to be paid in cash to such dissenting stockholders for their K2 Common Stock. Any such judicial determination of the fair value of the K2 Common Stock could be based upon considerations other than or in addition to the market value of the K2 Common Stock, including asset values and the investment value of the K2 Common Stock. The value so determined could be more or less than the market value of the K2 Common Stock.

         The appraisal rights of dissenting stockholders of K2 are governed by
Section 262 of the DGCL. The following summary of the applicable provisions of
Section 262 of the DGCL is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of
Section 262 which is set forth in Annex A.

         It is anticipated that the Merger will be authorized by a vote of stockholders holding at least 50.1%, but less than all of the issued and outstanding K2 Common Stock. This Proxy Statement is notice that a vote is being taken for which appraisal rights are provided. Stockholders of K2 Common Stock are entitled under the provisions of Section 262 of the DGCL, as an alternative to remaining a stockholder of K2, to a judicial determination of the fair value in cash of their K2 Common Stock. The following is a summary of the procedural steps that must be taken if the right of appraisal is to be validly exercised.

         Any stockholder of K2 Common Stock who did not vote in favor of the Merger or consent thereto in writing and wishes to exercise his appraisal rights with respect to the Merger must file with K2, prior to the date of the Meeting of Stockholders being noticed by this Proxy Statement, a written demand for appraisal of his K2 Common Stock which includes i) his name and address and ii) a demand for appraisal of his K2 Common Stock. Failure to vote in favor of the Merger will not constitute the written notice required to be filed by a dissenting stockholder nor will such failure to vote constitute a waiver by such shareholder under the DGCL. A stockholder voting in favor of the Merger is not entitled to appraisal rights under Section 262 of the DGCL.

         A stockholder may not dissent as to less than all of his K2 Common Stock. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the K2 Common Stock held of record by such nominee or fiduciary. Furthermore if the K2 Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand for appraisal should be made in such capacity and if the K2 Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal should be made by or for all owners of record. An authorized agent, including one of two joint owners may execute the demand for appraisal for a holder of record; however such agent must identify the record owner(s) and expressly state in such demand that the agent is acting as agent for the record owner(s) of the K2 Common Stock.

         A record holder, such as a broker, who holds K2 Common Stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the K2 Common Stock held for such beneficial owners. All demands for appraisal should be addressed to K2 at 500 Fifth Avenue, Suite 1650, New York, New York, 10110, Attention: Thomas G. Amon.

         Within ten days of the effective date of the Merger, K2 will notify each stockholder who has provided a timely demand for appraisal, apprising such stockholder of the date the Merger was effective along with the amount of K2's offer for the stockholder's K2 Common Stock. If the stockholder chooses to accept K2's offer and delivers to K2 the certificate representing such K2 Common Stock within ten days of the offer, K2 will transmit payment in the amount of the offer to the stockholder within ten days of receipt of the stockholder's acceptance of the offer and such stock certificate.

         If the stockholder chooses not to accept K2's offer within ten days of the offer, the stockholder must institute a proceeding in the Delaware Court of Chancery to receive an appraisal of the K2 Common Stock. The parties to such appraisal proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them. However, the costs of the appraisal proceeding may be determined by the court and apportioned among the parties, as the court deems equitable in the circumstances.

         Any stockholder who has timely demanded appraisal of his K2 Common Stock shall not have any rights as a stockholder of K2 after the effective date of the Merger. Any stockholder of K2 Common Stock contemplating the exercise of his appraisal rights is urged to review carefully the provisions of Section 262 of the DGCL, attached hereto as Annex A.

         Failure by any stockholder of K2 Common Stock to follow precisely all of the steps required by the DGCL to perfect appraisal rights will result in the loss of those rights. In view of the complexities of the foregoing provisions of the DGCL, stockholders who are considering pursuing their appraisal rights may wish to consult with legal counsel.

TAX CONSEQUENCES

         K2 believes that the Federal income tax consequences of the Reverse Stock Split to holders of K2 Common Stock will be as follows:

            (i) Except as explained in (v) below, no income, gain or loss will be recognized by a stockholder on the surrender of the current shares ("Old Shares") or receipt of the certificate representing new post-split shares ("New Shares").

            (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares that were held as capital assets.

            (iii) Except as explained in (v) below, the holding period of the
                  New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

            (iv) The conversion of the Old Shares into the New Shares will produce no taxable income or gain or loss to K2.

            (v) The Federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

            (vi) The Reverse Stock Split should qualify as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986.

         K2's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he/she resides. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

         The conversion of NCSI's Common Stock to K2 Common Stock as required by the Merger Agreement will result in an increase in the number of shares of K2 Common Stock outstanding as described above. The objective of the Reverse Stock Split is to adjust the capital structure of K2 to make the K2 Common Stock a more attractive trading and investing vehicle, which may be expected to increase the liquidity and broaden the marketability of the K2 Common Stock.

         Except for minor increases in the number of shares outstanding resulting from the round up provisions in favor of existing stockholders, the Reverse Stock Split by itself will not affect stockholders' proportionate equity interest in K2 or the rights of stockholders with respect to each share of K2 Common Stock as to voting, dividends and other matters. Since there is no consideration received by K2 in connection with the Reverse Stock Split, the overall capital of K2 will not change as a result of the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing of a certificate of amendment to the certificate of incorporation of K2 with the Secretary of State of the State of Delaware, which will occur no earlier than June 29, 2007.

APPROVAL BY K2'S BOARD OF DIRECTORS

         AFTER CAREFUL CONSIDERATION, THE K2 BOARD OF DIRECTORS HAS DETERMINED THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER TO BE FAIR TO K2 STOCKHOLDERS AND IN THEIR BEST INTEREST AND DECLARED THE ISSUANCE ADVISABLE. K2'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REVERSE STOCK SPLIT, THE MERGER INCLUDING THE ISSUANCE OF K2 COMMON STOCK IN CONNECTION WITH THE MERGER AND THE NAME CHANGE AND RECOMMENDS A VOTE FOR THESE ITEMS.

        INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF K2 IN THE MERGER

         As of March 31, 2007, all K2 directors, executive officers and affiliates, beneficially owned in the aggregate approximately 28% of the outstanding shares of K2 common stock, representing 28% of the vote. All directors and executive officers of K2 have indicated their intention to vote all shares over which they exercise voting control in favor of the issuance of K2 Common Stock in connection with the Merger. Following completion of the Merger, such directors, executive officers and affiliates, will continue to own approximately 3% of the combined entities.

          MARKET FOR K2'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         K2's Common Stock was delisted from the Nasdaq SmallCap Market ("NASDAQ") effective August 15, 2001 and currently trades in the over-the-counter market under the symbol "KTWO.OB." Prior to its delisting, K2's Common Stock was traded on NASDAQ under the symbol "KTWO." The following table sets forth, for the periods indicated, the range of high and low price quotes of K2's common stock as reported by the over-the-counter bulletin board (for periods subsequent to the delisting) and NASDAQ (for periods prior to the delisting) from the quarter ended September 30, 2004 through March 31, 2007. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.


Fiscal Quarter Ended                        High                 Low

September 30, 2004                         $0.07                 $0.02
December 31, 2004                           0.05                  0.02
March 31, 2005                              0.08                  0.03
June 30, 2005                               0.12                  0.04
September 30, 2005                          0.12                  0.05
December 31, 2005                           0.10                  0.05
March 31, 2006                              0.06                  0.06
June 30, 2006                               0.08                  0.08
September 30, 2006                          0.07                  0.05
December 31, 2006                           0.06                  0.06
March 31, 2007                              0.16                  0.05


         The approximate number of record holders of K2's common stock at March 31, 2006 was 26, not including beneficial owners whose shares are held by banks, brokers and other nominees. K2 never has paid any cash dividends.

Issuance of Shares in the Merger
--------------------------------

         K2 will issue approximately 4,334,429 common shares in the merger to the current shareholders of NCSI. These shares will be "restricted" from resale and the issuance thereof will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The holders of K2 stock are not entitled to preemptive rights in connection with this issuance. The securities being issued, when coupled with the proposed 1x10 reverse stock split will have a dilutive effect upon the holders of K2 shares. Following the merger, each such holder will own approximately one-tenth of the number of shares owned prior to the merger.

         The financial information contained in the Company's Annual Report on form 10-KSB for the fiscal year ended December 31, 2006, filed on March 30, 2007 and the Company's Form 10QSB for the quarter ended March 31, 2007, filed on May 14, 2007, is hereby incorporated hereby reference. A copy of each such report is being delivered to the Company's stockholders with this Proxy Statement.

                             DIRECTORS AND OFFICERS

BACKGROUND

         Pursuant to the Merger Agreement, the present directors of K2 have tendered their resignation effective upon the consummation of the Merger and Messrs Sorci and Hawkins will replace them as directors of K2. K2 does not have presently a nominating or compensation committee of the board of directors. Set forth below are brief descriptions of the current directors and officers of K2 as well as the director nominees.

      NAME                    AGE                POSITION

--------------------        ---------     ----------------------------
Gary W. Brown                 54          President, Chief Financial
                                          Officer, Secretary and
                                          Director*

Matthew G. de Ganon           44          Director*

David Sklaver                 55          Director*

Douglas Cleek                 44          Director*

Joseph Sorci                  50          Chief Executive Officer**,
                                          Director

Michael W. Hawkins            44          Chairman**


Matthew G. de Ganon, age 44, has been a director since he joined the Company in July 1995. Mr. de Ganon resigned from his position as an executive officer of the Company effective August 1, 2001. From that time until April 2002, Mr. de Ganon was employed by Integrated Information Systems, Inc., which purchased certain assets of the Company in August 2001. He was President of the Company from June 1996 to November 1998 and was also the Chief Operating Officer of the Company from July 1995 to November 1997. Mr. de Ganon is currently Vice President and General Manager, Consumer Applications Software at The Weather Channel Interactive. For TWCi, Mr. de Ganon is responsible for

------------------------
* To resign on the Effective Date of the Merger.
** To become a director on the Effective Date of the Merger.

leading the company's rapidly expanding efforts in the consumer applications space, with a focus on desktop software. Until June 2004, Mr. de Ganon was president for desktop application developer Arcavista Corporation, a developer of communications software used to synchronize information from the Internet to a PC best known for its work with RCA and American Idol. Mr. de Ganon began his career at NBC, Universal Studio's Motion Pictures Group and also worked as an agent in Los Angeles. He later became Vice President of New Media of SCS, a software developer serving clients such as Marvel Entertainment. For the two years prior to joining the Company, Mr. de Ganon operated a business that created CD-ROM products and offered consulting services regarding the use of electronic delivery to publishers of newsletters and directories. Mr. de Ganon is co-author of the essay, "Overcoming Future Shock on the Superhighway:
Suggestions for Providers and Technocrats," published and presented in the 1994 National Online Conference Proceedings. From August 1992 to July 1993, Mr. de Ganon was the Vice President of New Media of Superior Computer Systems, Inc., a software developer. Mr. de Ganon's work focused on UNIX-based 4GL accounting software customization for corporate clients. From May 1991 to July 1992, Mr. de Ganon was involved in casting administration for the Motion Picture Group of Universal Studios, Inc. He was a franchised theatrical agent with the Stone Manners Agency in Los Angeles, California from August 1987 to May 1991.

Douglas E. Cleek, age 44, who co-founded the Company in 1993, has been a director of the Company since it was reorganized as a corporation in January 1995. From January 1995 until August 2001, Mr. Cleek served as the Company's Executive Vice President--Chief Creative Officer. From 1993 until 1995, Mr. Cleek was a general partner and Co-Creative Director of the Company. While at the company he helped develop many of the industry's firsts, including one of the first CASIE awards for the live webcast of IBM's Deep Blue vs. Kasparov. He has also served as a judge for the CASIE Awards and International Web Page Awards. He then accepted the position of Creative Director at Integrated Information Systems, Inc., when IIS purchased certain assets of K2 Digital, Inc., in August 2001. In March 2002, he resigned his executive position to pursue other opportunities. He currently holds a position as Partner/Creative Director at Magnitude 9.6, Inc., headquartered in New York City. For more than five years prior to that, Mr. Cleek was an art director for William Allen & Co. and its successor, A.J. Bart & Sons, specializing in graphic promotional materials for the travel & hospitality industry.

Gary W. Brown, age 54, has been a director of the Company since February 2000 and joined the Company in April 2000 as Executive Vice President and Chief Operating Officer. Since August 2001, Mr. Brown has served as President, Secretary, Chief Financial Officer and Chief Operating Officer of the Company. In November 2001, Mr. Brown joined Canadian Imperial Bank of Commerce (CIBC World Markets) as Managing Director of the Risk Management Division in the U.S. Region. In March 2004, Mr. Brown was appointed Chief Operating Officer - US Region and in September 2004, President and Chief Executive Officer, CIBC World Markets Corp. and Head of the US Region. Prior to that, Mr. Brown was employed from July 1980 through June 1999 in various management roles with UBS AG, the successor organization to Union Bank of Switzerland, including the role of New York Branch Manager. There he served as Division Head for Structured Finance, one of UBS's six operating divisions in the Americas prior to the merger of UBS with Swiss Bank Corporation in 1998. Post-merger, Mr. Brown was designated Chief Credit Officer-Americas for UBS' investment banking division, Warburg, Dillon Read, where he was responsible for capital commitments of the firm. Mr. Brown held various business development and risk management positions throughout his 19-year career at UBS. He also served as President of the New York Chapter of The Risk Management Association, the trade association for the financial services risk management industry, and as an ex-officio member of the RMA National Board. From 1991-1999, he has served on the Board of Directors of Sefar Americas, a subsidiary of Sefar AG, a manufacturer of Swiss synthetic fabrics. Prior to joining UBS in 1980, Mr. Brown was employed from June 1976 through June 1980 with The Chase Manhattan Bank, having served in various business development functions. Mr. Brown received a Bachelor of Science degree in Business Administration from Oral Roberts University in May 1976. Mr. Brown is a member of the Board of Trustees of Mercy College and a member of the Executive Board of Mercy Ships International.

David R. Sklaver, age 55, has been a director of the Company since 1999. Since January 2004, Mr. Sklaver has been President of KSL Media New York, the second largest independent media buying company in the United States. Prior to that, Mr. Sklaver was President and Chief Executive Officer of UPOC, Inc., a marketing company. From June 1997 to October 2001, Mr. Sklaver was a General Partner and Chief Executive Officer of Artustry Partnership, a strategic and creative marketing company, of which he was a founder. Since October 1995, Mr. Sklaver has also served as President of Phase 2, Inc. From 1993 to 1995, Mr. Sklaver served as President of Wells Rich Greene DDB, an advertising agency handling Fortune 500 clients. Prior to being promoted to President, Mr. Sklaver served as Executive Vice President, Director of Client Services of Wells Rich Greene from 1989 to 1993. From 1986 to 1988, Mr. Sklaver was Executive Vice President, Account Group Head, at advertising agency BBD Needham, New York. From 1984 to 1985, Mr. Sklaver was Managing Director of DDB's Sydney office. From 1978 to 1984, he served in Account Management at DDB New York. Prior to 1978, Mr. Sklaver held positions at Foote, Cone & Belding Advertising and Standard Brands, both advertising agencies.

Joseph Sorci is the Founder of the NCSI. Mr. Sorci is a Registered Architect in Florida, Georgia and Texas with extensive experience in various aspects of design, manufacturing and building of educational, institutional, commercial and private structures. He has more than 20 years of experience in the architecture field where he has held positions including Principal of a Central Florida start-up architectural firm, Principal Director of the Florida office for a national architectural and engineering firm, and, currently President of Florida Architects, Inc. Mr. Sorci's architectural experience encompasses all levels and complexities of educational projects throughout the State of Florida. He has been the Architect of Record for more than 25 educational projects, from K-12 to community college to the university level. Mr. Sorci has a Bachelor of Design and a Masters of Architecture from the University of Florida.

Since 1997, Michael Hawkins has served as the Founder and CEO of Avante Holding Group, Inc. (also known as 2Play Corporation and MWH Information) which helps innovators, entrepreneurs and startups with all facets of their development and growth. Mr. Hawkins, through delegation of proxies, controls more than 50% of the Avante stock. He has assisted in the development, funding and transition to public venue for six small-cap companies. He has served at the capacity of Chairman of the Board, Director or as a senior level officer of many other start-up and early stage corporations. In 1999, Mr. Hawkins served as Chief Financial Officer of Florida Tan and raised $15 million in equity capital through Private Placement. Prior to this, he was the Technical Manager for Norrell Services where he served in the capacity of Human Resource Manager for Boeing Corporation, under the Delta IV Rocket Program. In 2001, Mr. Hawkins acquired ownership of Integrity Messenger Corporation where he developed and procured an instant messenger service. Mr. Hawkins resigned his position as Director and President in January 2004. Mr. Hawkins holds a BS in Computer Studies from the University of Maryland.

DIRECTOR FEES

Directors who are employees of the Company receive no additional compensation for their service as directors. Directors not so employed are entitled to receive $25,000 in compensation annually and are entitled to be reimbursed for expenses incurred in connection with meeting attendance. In addition, each of the Company's non-employee Directors is granted options to acquire 5,000 shares of the Company's common stock upon their election or reelection to the Board. Current Directors have not received any compensation for their services to the Company since the year ended December 31, 2002. They were granted options to purchase shares of the Company's common stock on April 27, 2007. See "Option Grants" in 2005 and 2006 and in the quarter ended March 31, 2007.

ADVISOR FEES

All non-employees serving as members of the Company's Board of Advisors are entitled to receive options to purchase up to 5,000 shares of the Company's common stock upon their election to the Board of Advisors. There were no members serving on a Board of Advisors for the year ending December 31, 2006 or December 31, 2005.

EXECUTIVE COMPENSATION

The following table sets forth, for the last three completed fiscal years, the total annual compensation paid or accrued by the Company for services in all capacities for the Chief Executive Officer, and those other executive officers (the "Named Executives") who served in executive capacities during fiscal 2006 and had aggregate compensation in excess of $100,000.


                                                                           Annual Compensation (1)      Long Term Compensation
                                                                           -----------------------      ----------------------
                Name and Principal Position                     Year         Salary         Bonus     Restricted         Option
                ---------------------------                     ----         ------         -----     -----------        ------
                                                                                                      Stock Awards       Awards
                                                                                                      ------------       ------
Gary W. Brown, President, Chief Financial Officer and
Secretary (1)(2)                                                2006           --             --          --               --
                                                                2005           --             --          --               --
                                                                2004           --             --          --               --


(1) On April 27, 2007, Mr. Brown was granted options to purchase 200,000 shares of common stock at $.085 per share.

EMPLOYMENT CONTRACTS FOR EXECUTIVE OFFICERS

Matthew G. de Ganon and Douglas E. Cleek resigned from their positions as officers of the Company effective August 1, 2001. In connection with their resignations, Mr. de Gannon and Mr. Cleek executed releases, releasing the Company from any further liability under their employment agreements with the Company.

Gary W. Brown joined the Company as Executive Vice President and Chief Operating Officer on April 14, 2000 and is currently the Company's President, Chief Financial Officer and Secretary. Mr. Brown signed an employment contract with the Company that expired on March 31, 2002. The employment contract provided for an annual salary of $225,000 and a discretionary annual bonus in the form of stock options up to a maximum of 100,000 shares of the Company's common stock per year. Upon joining the Company, Mr. Brown also received 100,000 shares of restricted stock and options to purchase up to 263,000 shares of the Company's common stock, all of which had vested as of April 14, 2002.

OPTION GRANTS IN FISCAL 2006 AND 2005 AND IN THE QUARTER ENDED MARCH 31, 2007

No stock options were granted under the 1996 Plan or the 1997 Plan for the years ended December 31, 2006 and December 31, 2005. On April 29, 2007, the following options were granted to management under the 1997 Plan:

                Name                     Options              Exercise Price

Matthew de Ganon                         100,000                  $.085

Douglas Cleek                            100,000                  $.085

David Sklaver                            100,000                  $.085

Gary Brown                               200,000                  $.085


OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The table set forth below shows the value of unexercised options under the 1996 Plan and the 1997 Plan held on December 31, 2006 by each of the Named Executives or Directors.


                                                                                               Value of
                                                         Number of Securities            Unexercised In-the-Money
                             Shares                     Underlying Unexercised          Options held on December 31,
                            Acquired                 Options at December 31, 2006             2006 ($)(1)
                               on         Value      ----------------------------      -----------------------------
Name                        Exercise     Realized    Exercisable    Unexercisable      Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------

Gary W. Brown                  --          --        368,000(2)           --                --              --


(1) Based on the closing price of the Company's common stock on December 31, 2006, the last day in fiscal 2006 on which the markets were open for business, which was $0.10.

(2) Represents 346,000 options granted under the 1997 Plan and 22,000 options granted under the 1996 Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH OFFICERS, DIRECTORS AND 5% HOLDERS

         On May 15, 2001, Mr. Brown acquired 862,069 shares of common stock of the Company for an aggregate purchase price of $250,000. Mr. Brown purchased the shares through the Fusion Facility described above. Mr. Brown acquired the shares for personal investment purposes and to further demonstrate to a potential investor in the Company his confidence in the Company and the alignment of his interests, as an officer and director of the Company, with the interests of the stockholders of the Company.

         Other than the transactions described above, including options granted on April 27, 2007, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party:

         -  in which the amount involved exceeds $120,000; and

         - in which any director, executive officer, shareholder who beneficially owns 5% or more of the Company's common stock or any member of their immediate family had or will have a direct or indirect material interest.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

BENEFICIAL OWNERSHIP

The following table sets forth information, as of March 31, 2007 as to the beneficial ownership of common stock (including shares which may be acquired within 60 days pursuant to stock options) of each director of the Company, the Chief Executive Officer of the Company, all directors and executive officers as a group and persons known by the Company to beneficially own 5% or more of the common stock. Except as set forth below, each of the listed persons has sole voting and investment power with respect to the shares beneficially owned by such person. Except as otherwise indicated, the address of each person included in the table to the Company, in c/o Thomas G. Amon, Attorney at Law, 500 Fifth Avenue, Suite 1650, New York, New York 10110.

                                Shares of Common Stock
 Name of Owner                    Beneficially Owned      Percent of Class (1)
 ----------------------------  ----------------------    ----------------------
                                    (PreReverse)          (Post-Reverse Split)

 Matthew G. de Ganon                    426,335(2)                *

 Douglas E. Cleek                       424,281(2)                *

 Gary W. Brown                        1,348,069(3)               2%

 David Sklaver                           15,000(4)                *

 Avante Holding Group, Inc.           1,500,000(5)               3%

 All Directors and Executive          2,213,685(6)               5%
 Officers as a group (4 persons)


 *Less than one percent.


(1) Does not give effect to: (i) shares held in treasury; (ii) options held by persons other than the persons named above; or (iii) options issued to Mssrs Brown, de Ganon, Cleek and Sklaver on April 27, 2007.

(2) Messrs. de Ganon and Cleek resigned from their positions as officers of the Company effective August 1, 2001. Pursuant to a 10-year voting agreement entered into by Messrs. de Ganon, Cleek, David Centner (a former Chief Operating Officer and Director of the Company) and Bradley Szollose (a former Secretary and Director of the Company), effective July 26, 1996 (the "Voting Agreement"), the voting control over 498,158 shares held by Messrs. Cleek, Centner and Szollose and Mr. Cleek were vested in Mr. de Ganon. The Voting Agreement has now expired.

(3) Includes 368,000 shares underlying presently exercisable stock options: (i) 136,500 shares underlying options which vested on April 14, 2001, (ii) 131,500 shares underlying options which vested on April 14, 2002, 50,000 shares underlying options which vested on January 2, 2002 and 50,000 shares underlying unvested stock options which vested on January 2, 2003; (iii) 50,000 shares of restricted common stock which vested on April 14, 2001, and (iv) 50,000 shares of restricted common stock which vested on April 14, 2002. Mr. Brown disclaims beneficial ownership of all shares underlying unexercised and/or unvested options.

(4) Includes 15,000 shares underlying presently exercisable stock options.

(5) Represents shares underlying 1,000,000 convertible preferred shares.

(6) Includes 760,500 shares underlying presently exercisable stock options and 50,000 shares underlying unvested stock options, all of which vest upon the occurrence of certain change of control transactions.

                             CHANGE IN CONTROL OF K2

         K2 has entered into the Merger Agreement with NCSI, a Florida corporation, providing for the merger of NCSI with and into Merger Sub on the terms and conditions contained in the Merger Agreement. Upon consummation of the Merger, the shareholders of NCSI will own approximately 87% of the outstanding shares of K2 Common Stock. After the consummation of the Merger, Messrs de Ganon, Brown and Cleek will no longer own a controlling interest in K2.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following presentation of management's discussion and analysis of financial condition and results of operations should be read in conjunction with the combined consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this Information Statement. This section and other parts of this Information Statement contain forward-looking statements that involve risks and uncertainties. The actual results may differ significantly from the results discussed in the forward-looking statements.

RESULTS OF OPERATIONS - K2

Founded in 1993, the Company was a digital professional services company that, until August 2001, provided consulting and development services, including analysis, planning, systems design, creative and implementation. In August 2001, the Company sold certain fixed and intangible assets of the Company to IIS, including certain of the Company's customer contracts, furniture, fixtures, equipment and intellectual property, and effectively became a "shell" company with no revenues and continuing general and administrative expenses.

RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2005 AND 2006

Following is a summary of the Company's operations for the years ended December 31, 2006 and 2005:


                                               2006          2005
                                            --------       --------

Other income                                $ 43,244       $ 39,422
General and administrative expenses          (70,784)       (60,186)
                                            --------       --------

Net loss                                    $(27,540)      $(20,764)

In 2006, other income primarily represents reimbursement from NPOWR of expenses incurred by the Company pursuant to the letter of intent relating to the proposed merger, of which $34,753 was paid in cash and remaining unpaid amounts in the form of a promissory note. In 2005, other income primarily represents gain from the sale of 24/7 Real Media, Inc. common stock. During the year ended December 31, 2005, the Company sold 11,000 shares of 24/7 stock for aggregate proceeds of approximately $52,000, recognizing a realized gain of approximately $39,000. General and administrative expenses primarily represent ongoing legal and accounting costs and other public company expenses. The increase in general and administrative expenses is attributable to increased activities in connection with potential merger candidates.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2006 AND 2007

During the three months ended March 31, 2007, the Company, operating as a "shell" incurred a net loss of approximately $10,900. During the three months ended March 31, 2006, the Company incurred a net loss of approximately $11,600. The Company's net loss for the three months ended March 31, 2007 consists primarily of accounting, legal and other expenses related to maintaining the "shell" corporation.

RESULTS OF OPERATIONS - NCSI

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2006 TO THE YEAR ENDED DECEMBER 31,
2005

Total revenues increased from $4,825,207 for the year ended December 31, 2005 to $6,678,617 for the year ended December 31, 2006. The increase is primarily related to the restructuring of the Company in 2005 thereby reducing revenues for the year ended December 31, 2005 with the effect of the restructuring present for the year ended December 31, 2006.

Cost of revenues was $4,783,727 and $6,788,105, respectively for the year ended December 31, 2006 and the year ended December 31, 2005. As a percent of revenue, the cost of revenues decreased from 140.7% to 71.6%, respectively for the years ended December 31, 2005 and 2006, respectively, primarily due the Company's restructuring in 2005 which was effective in 2006.

Gross profit (loss) was $1,894,890 and $(1,962,898) respectively for the years ended December 31, 2006 and 2005.

Total operating expenses increased to $1,440,797 for the year ended December 31, 2006 from $1,026,861 for the year ended December 31, 2005. This is mainly attributed to the increased administrative staff and insurance costs offset by a decrease in legal expenses and settlement reserves booked in 2005. For the year ended December 31, 2006, the Company had a theft estimated by management at $650,000. Prudently, the Company reduced the amount by 50% or $325,000, which was recorded as an extraordinary item, thereby the remaining $325,000 stayed in operating expenses.

Interest expense increased to $243,145 for the year ended December 31, 2006 from $23,050 for the year ended December 31, 2005. This is primarily due to the financing required to pay the debt to vendors and lending institutions as accumulated due to the losses in 2005.

For the year ended December 31, 2006, as stated in the discussion on operating expenses, the Company incurred an estimated loss of $650,000 due to theft. The Company's management determined that a 50% estimate should be booked as an extraordinary item to indicate a more accurate operating income for the Company.

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2007 TO THE THREE MONTHS ENDED MARCH 31, 2006

Total revenues decreased from $1,418,664 for the three months ended March 31, 2006 to $1,300,847 for the three months ended March 31, 2007. The decrease is primarily related to timing delays in finalizing ongoing projects in 2007.

Cost of revenues was $989,919 and $929,664, respectively for the three months ended March 31, 2007 and the three months ended March 31, 2006. As a percent of revenue, the cost of revenues increased from 65.5% to 76.1%, respectively for the three months ended March 31, 2006 and 2007, respectively, primarily due to the delays in ongoing projects in 2007.

Gross profit was $310,928 and $488,999 respectively for the three months ended March 31, 2007 and 2006.

Total operating expenses decreased to $279,458 for the three months ended March 31, 2007 from $429,591 for the three months ended March 31, 2006. This is mainly attributed to the restructuring in the latter part of 2006.

Interest expense decreased to $27,075 for the three months ended March 31, 2007 from $69,651 for the three months ended March 31, 2006. This is primarily due to the financing required to pay the debt to vendors and lending institutions in 2006 as accumulated due to the losses in 2005.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES - K2

Subsequent to the sale of assets to IIS, the Company effectively ceased operations and has been in the process of liquidating assets, collecting accounts receivable and paying creditors. The Company does not have any ongoing business operations or revenue sources beyond those assets not purchased by IIS. Accordingly, the Company's remaining operations will be limited to either a business combination with an existing business or the winding up of the Company's remaining business and operations, subject, in either case, to the approval of the stockholders of the Company. These, among other matters, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's cash balance of $70,664 at March 31, 200 decreased by ($2,584) or approximately 3.5% compared to the $73,248 cash balance at December 31, 2006. This decrease is primarily due to the Company's ongoing expenses of operating s "shell".

LIQUIDITY AND CAPITAL RESOURCES; PLAN OF OPERATION - NCSI

As of December 31, 2006, the Company had a working capital deficit of $1,967,970. Our loss after the extraordinary item was $114,052 for the year ended December 31, 2006. The Company generated a negative cash flow from operations of $571,113 for the year ended December 31, 2006. The negative cash flow from operating activities for the period is primarily attributable to the Company's net loss of $114,052, decreases in accounts payable and accrued expenses of $1,176,640 offset by increases in costs and estimated billings in excess of billings on uncompleted contracts of $650,771.

Cash flows used in investing activities for the year ended December 31, 2006 consisted of the acquisition of $592,385 of equipment and machinery used in operations.

To date, the Company has financed its business through operations, secured borrowings and debt and equity placements.

The Company believes it has sufficient capital resources to meet projected cash flow needs for operations and development for the next twelve months. The Company is presently seeking financing in the form of debt or equity in order to provide the necessary working capital. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. The Company currently has no commitments for financing. There are no assurances the Company will be successful in raising the funds required. The Company's independent public accountants have issued a "going concern" opinion with respect to the Company's financial statements for the year ended December 31, 2006.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow needs through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

The effect of inflation on the Company's revenue and operating results was not significant. The Company's operations are located in North America and there are no seasonal aspects that would have a material effect on the Company's financial condition or results of operations.

FACTORS AFFECTING OPERATING RESULTS AND MARKET PRICE OF STOCK

K2 has effectively discontinued its operations

         In August 2001, K2 sold certain fixed and intangible assets essential to its business operations and entered into a purchase agreement containing provisions restricting K2's ability to continue to engage in the business engaged in by K2 prior to the transaction. Accordingly, K2's remaining operations have been limited to liquidating assets, collecting accounts receivable, paying creditors, and negotiating and structuring the transactions contemplated by the Merger Agreement or the winding up of K2's remaining business and operations, subject, in either case, to the approval of the stockholders of K2.

K2's stock has been delisted from the NASDAQ SmallCap Market

         K2's common stock was delisted from the NASDAQ SmallCap Market effective August 15, 2001 and currently trades in the over-the-counter market. On March 13, 2001, the Staff of the NASDAQ Stock Market notified K2that it had failed to demonstrate a closing bid price of at least $1.00 per share for 30 consecutive trading days and was in violation of NASDAQ Marketplace Rule 4310(c)(4). In accordance with applicable NASDAQ Marketplace rules, K2 was provided a 90-day grace period, through June 11, 2001, during which to regain compliance. On June 20, 2001, K2 requested a hearing, which effectively stayed the delisting. However, after submission of materials in support of K2's position to the Panel, the Panel decided to delist K2's Common Stock from the NASDAQ SmallCap Market as of the open of business on August 15, 2001. The delisting of K2's common stock from the NASDAQ SmallCap Market is likely to materially and adversely decrease the already limited liquidity and market price of the common stock, and may increase both volatility and the "spread" between bid and asked prices of the common stock.

Lack Of Liquidity

         EACH OF K2 AND NCSI CONTINUES TO EXPERIENCE SEVERE CASH FLOW PROBLEMS RESULTING FROM THE DISCONTINUANCE OF K2'S BUSINESS AND LACK OF SIGNIFICANT REVENUES FOR NCSI. FURTHER EACH OF , K2 AND NCSI'S INDEPENDENT AUDITORS HAVE INCLUDED A PARAGRAPH IN THEIR OPINION WHICH INDICATES THAT, BASED ON RECENT OPERATING LOSSES, ALONG WITH EXISTING WORKING CAPITAL AND ACCUMULATED DEFICITS, THERE IS SUBSTANTIAL DOUBT ABOUT EACH COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

Each of K2 and NCSI has a history of losses and may experience future losses.

         K2 has incurred net losses of approximately $50,000 and $24,000 for the years ended December, 2005 and 2006, respectively. As of August 2001, K2 effectively ceased operations. NCSI has incurred net losses of approximately $3,012,221 and $114,052 for the years ended December 31, 2005 and 2006. Additionally, for the three months ended March 31, 2007, K2 incurred a loss of approximately $11,000 and NCSI had a profit of $4395. The loss for K2 is primarily attributable the discontinuance of operations. The profit for NCSI reflects continued profitability from operations. There can be no assurance that the combined company will generate sufficient revenues to meet expenses or to operate profitably in the future. These losses and minimal profitability present a significant risk to stockholders. If we cannot achieve profitability or positive cash flows from operating activities, we may be unable to meet our working capital and other payment obligations, which would have a material adverse effect on our business, financial condition and results of operation and the price of the post-merger K2 Common Stock.

NCSI is engaged in a highly competitive business.

         The market for specialized buildings is extremely competitive. In most
o the markets in which we will compete our competitors are more established, benefit from greater market recognition and have greater financial, technological, production and marketing resources than we do. Competition could become even more intense if new companies enter the market or if our existing competitors expand their product lines. We intend to compete on the basis of product features and capabilities, performance and price. An increase in competition could have an adverse effect on our operating results, both in terms of lost market share and revenues and required investments in research and development and sales and marketing in order to remain competitive. There can be no assurance that we will be able to make technological advances or that we will have sufficient resources to fund the necessary research and development, marketing and sales efforts that will enable us to profitably compete in our markets.

The combined entity will need to seek additional capital to fulfill our business plan.

         NCSI, post-merger, expects to significantly expand its business and to move into new, and growing market segments. This expansion will require additional financing. There can be no assurance that such financing will be available, or if available, will be available on terms satisfactory to the Company.

K2 outstanding shares may be diluted.

         The combined effect of the Merger and Reverse Stock Split will result in dilution to each K2 stockholder's percentage ownership interest in K2 and could adversely affect the market price of the K2 Common Stock following the Merger.

         On March 31, 2007, there were outstanding a total of 4,982,699 shares of K2 Common Stock, which after giving effect to the Reverse Stock Split, will be reduced to 498,270 shares. There would be issuable approximately 4,334,429 additional shares of K2 Common Stock in the Merger to NCSI shareholders. The sale or availability for sale of a significant number of shares of K2 Common Stock in the public market could adversely affect the market price of the K2 Common Stock. The availability to K2 of additional equity financing, and the terms of any such financing, may also be adversely affected by the foregoing. K2 currently has 24,000,000 authorized shares of K2 Common Stock and 1,000,000 shares of preferred stock.

Insiders own a substantial number of our shares and could limit your ability to influence the outcome of key transactions, including a change of control.

         As of March 31, 2007, our executive officers, directors and Series A Preferred stockholders beneficially owned, in the aggregate, approximately 51% of our outstanding K2 Common Stock. After the Merger, these stockholders will continue to own approximately eight percent of the combined entity. These stockholders, if acting together, would be able to influence significantly all matters requiring approval by our stockholders including the election of directors and the approval of mergers or other business combination transactions.

                              FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF K2 DIGITAL, INC. AND NEW CENTURY STRUCTURES, INC.

Overview
--------

         On April 27, 2007, K2 entered into an Agreement and Plan of Merger with NCSI whereby NCSI will merge with and into K2 Acquisition Corp., a wholly-owned subsidiary of K2, with NCSI being the surviving corporation and existing as a wholly-owned subsidiary of K2. Under the terms of the merger agreement, the outstanding common shares of NCSI will be converted into common shares of K2 under an exchange ratio that will result in the former shareholders of NCSI holding approximately 87% or 4,334,429 of the outstanding shares of K2 immediately after the effective time of the merger.

         As the former shareholders of NCSI will control K2 after the transaction, the proposed merger will be accounted for as a reverse acquisition under which, for accounting purposes, NCSI is deemed to be the acquirer and K2 is deemed to be the acquired entity. Under these accounting principles, the post-merger company financial statements will represent NCSI on a historical basis consolidated with the results of operations of K2 from the effective date of the merger. Since the merger is expected to be accounted for as a reverse acquisition with a shell company, no goodwill is expected to be recorded.

                                 K2 DIGITAL, INC

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2007


         Inasmuch as K2 has been operated as a "shell" corporation, and does not have siginificant assets or liabilities, the combined pro forma balance sheet will essentially be NCSI's balance sheet after the Merger.

K2 DIGITAL INC., CONSOLIDATED FINANCIAL STATEMENTS

         K2's consolidated financial statements for the last two fiscal years are incorporated by reference to K2's annual report on form 10-KSB filed on March 30, 2007. K2's consolidated financial statements for the three months ended March 31, 2007 are also incorporated by reference to K2's Quarterly Report on Form 10 QSB filed on May 14, 2007. These reports may be located www.sec.gov/Archives/edgar/data/1009624/000112528202001884/
0001125282-02-001884.txt.

NCSI CONSOLIDATED FINANCIAL STATEMENTS

         NCSI's financial statements for the last two fiscal years are incorporated herein by reference to K'2 report for 8-K filed on April 27, 2007. This report may be accessed at ________________. NCSI's unaudited financial statements for three months ended March 31, 2007 are set forth below.


                                 NEW CENTURY STRUCTURES, INC.
                                        Balance Sheet
                                        March 31, 2007
                                          Unaudited

                                            ASSETS



Current Assets
     Cash                                                             $    8,993
     Accounts Receivable, Net                                            861,371
     Prepaid Expenses                                                     11,942
                                                                      ----------

                Total Current Assets                                     882,306
                                                                      ----------

Property, Plant and Equipment, Net                                       588,964
                                                                      ----------

Total Assets                                                          $1,471,270
                                                                      ==========

                          NEW CENTURY STRUCTURES, INC.
                                  Balance Sheet
                                 March 31, 2007
                                    Unaudited

                      LIABILITIES AND STOCKHOLDERS' EQUITY



Current Liabilities
     Notes Payable, Current Portion                                                       $   827,397
     Accounts Payable and Accrued Expenses                                                  1,028,365
     Accrued Payroll and Taxes                                                                350,119
     Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts              650,770
                                                                                          -----------

     Deferred Revenue                                                                              --
                                                                                          -----------

        Total Current Liabilities                                                           2,856,651
                                                                                          -----------

Noncurrent Liabilities
     Notes Payable, Noncurrent Portion                                                        400,412
                                                                                          -----------

        Total Noncurrent Liabilities                                                          400,412
                                                                                          -----------

        Total Liabilities                                                                   3,257,063
                                                                                          -----------

Stockholders' Equity (Deficiency)
     Preferred Stock
        Series A convertible preferred stock, voting, $.01 par value, 1,000,000 shares
            authorized, 1,000,000 shares issued and outstanding                                10,000
        Series B convertible preferred stock, voting, $.315 par value, 1,000,000 shares
            authorized, 606,944 shares issued and outstanding                                 191,794
        Series C convertible preferred stock, voting, $.555 par value, 100,000 shares
            authorized, 90,000 shares issued or outstanding                                    50,000
        Series D convertible preferred stock, voting, $.665 par value, 500,000 shares
            authorized, 424,225 shares issued or outstanding                                  282,000
     Common Stock
        $.01 par value, 30,000,000 shares authorized, 1,600,000 shares issued
            and outstanding                                                                       485

     Subscription Receivable                                                                      (57)
     Additional Paid-In Capital                                                               199,980
     Distributions                                                                           (158,283)
     Accumulated Deficit                                                                   (2,361,712)
                                                                                          -----------

        Total Stockholders' Equity (Deficiency)                                            (1,785,793)
                                                                                          -----------

        Total Liabilities and Stockholders' Equity (Deficiency)                           $ 1,471,270
                                                                                          ===========

                          NEW CENTURY STRUCTURES, INC.
                             Statement of Operations
                    For the Three Months Ended March 31, 2007
                                    Unaudited




Sales                               $1,300,847

Cost of Sales                          989,919
                                    ----------

           Gross Profit                310,928

Operating Expenses                     279,458
                                    ----------

           Income From Operations       31,470

Interest Expense                        27,075
                                    ----------

Net Income                          $    4,395
                                    ==========

                       WHERE YOU CAN FIND MORE INFORMATION

         K2 files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. K2 stockholders may read and copy any reports, statements or other information that K2 files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

        The Securities and Exchange Commission allows K2 to "incorporate by reference" information into this Proxy Statement, which means that K2 can disclose important information to its stockholders by referring them to another document filed separately with the Securities and Exchange Commission. As a result some of the important business and financial information relating to K2 that you may want to consider on deciding how to vote is not included in this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that K2 has previously filed with the Securities and Exchange Commission. These documents contain important information that you should read about K2 and its finances.

K2 SECURITIES AND EXCHANGE COMMISSION FILINGS (FILE NO. 000-1-11873)


        SEC FILING                                 PERIOD

Annual Report on Form 10-KSB          Fiscal year ended December 31, 2006;
                                      Filed on March 30, 2007
Quarterly Report on Form 10Q-SB       Quarter ended March 31, 2007; Filed
                                      on May 14, 2007
Quarterly Report on Form 10-QSB       Quarter ended September 30, 2006; Filed on
                                      November 30, 2006
Quarterly Report on Form 10-QSB       Quarter ended June 30, 2006; Filed on
                                      August 19, 2006
Current Report on Form 8-K            Filed on April 27, 2007

         You may request a copy of the K2 documents described above, which will be provided at no cost, by contacting K2 Digital, Inc., 500 Fifth Avenue, Suite 1650, New York, New York 10110, (212) 810-2430; Attention: Gary Brown. A copy of the most current Annual Report, for the year ended December 31, 2006, is being mailed with this Proxy Statement.

         K2 is also incorporating by reference additional documents that it may file with the Securities and Exchange Commission between the date of this Proxy Statement and the date of the special meeting of K2 stockholders.

         K2 has supplied all information contained in this Proxy Statement relating to K2, and NCSI has supplied all information contained in this Proxy Statement relating to itself.

         NCSI is a private company. Information concerning NCSI, including copies of all financial statements and documents referred to in this Proxy Statement are available, upon request, by contacting New Century Structures, Inc., 2910 Bush Drive, Melbourne, FL 32935 (321)308-0126;
Attention: Joe Sorci.

You should rely only on the information contained in this Proxy Statement to vote on the proposal(s) to be considered. Neither NCSI nor K2 has authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than June __, 2007, and the mailing of the Proxy Statement to you shall not create any implication to the contrary.

                                     ANNEXES

         Annex A: Section 262 of the Delaware General Corporation Law


                                     ANNEX A

                                K2 DIGITAL, INC.

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SS. 262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

       (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand.

         A stockholder electing to take such action must do so by separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties, as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     ANNEX B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                K2 DIGITAL, INC.

         K2 DIGITAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking of Article FIRST thereof and by substituting in lieu thereof the following:

                  "FIRST. The name of the corporation is Accelerated Building Concepts Corporation"; and

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by adding the following Subsection 8 to Article FOURTH:

                  "(8) The Corporation hereby declares that each 10 of the outstanding shares of the Corporation's Common Stock, par value $.01 per share, as of the date of filing of this Certificate of Amendment to the Certificate of Incorporation, be converted and reconstituted into one share of Common Stock, par value $.01 per share. No fractional shares shell be issued upon such conversion and reconstitution. Instead the number of the shares of Common Stock to be issued shall be rounded up to the nearest whole share.

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gary Brown, its President, this ___ day of June 2007.


                                      K2 DIGITAL, INC.


                                      By:
                                          --------------------------
                                            Gary Brown
                                            President

                                K2 DIGITAL, INC.

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

This Proxy is Solicited by the Board of Directors.

         The undersigned stockholder of K2 Digital, Inc. (the "Company") hereby appoints each of Matthew G. de Ganon and Gary W. Brown, attorneys and proxies each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of counsel to the Company, Law Offices of Thomas G. Amon, 500 Fifth Avenue, Suite 1650, New York, NY 10110 at 10:00 a.m. local time on June ___, 2007, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Special Meeting and any adjournments thereof.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

PLEASE MARK BOXES (X) IN BLUE OR BLACK INK.

1. APPROVAL OF THE MERGER OF THE COMPANY WITH NEW CENTURY STRUCTURES, INCLUDING THE ISSUANCE OF THE K2 COMMON SHARES IN CONNECTION THEREWITH.

      [ ] FOR              [ ] AGAINST        [ ] ABSTAIN

2. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECT A 1X10 REVERSE STOCK SPLIT.

      [ ] FOR              [ ] AGAINST        [ ] ABSTAIN

3. APPROVAL OF THE CHANGING OF THE COMPANY'S NAME TO ACCELERATED BUILDING CONCEPTS CORPORATION ON THE EFFECTIVE DATE OF THE MERGER.

      [ ] FOR              [ ] AGAINST        [ ] ABSTAIN


      IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF.

                                                  Dated:                 ,2007


                                                  ------------------------------
                                                  Signature of Stockholder(s)

                                                  ------------------------------
                                                  Name of Stockholder(s)

                                                  NOTE: When shares are held
                                                  by joint tenants both
                                                  should sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee,
                                                  custodian, guardian, or
                                                  corporate officer, please
                                                  give your full title as
                                                  such. If a corporation,
                                                  please sign full corporate
                                                  name by authorized officer.
                                                  If a partnership, please
                                                  sign in partnership name by
                                                  authorized person

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.